UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

New York	0-50194	11-3656261

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

401 Park Avenue South, New York, New York 10016

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (212) 725-7965

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Result of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

Item 9.01. Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1      PowerPoint presentation from JPMorgan Healthcare Conference

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

          At the JPMorgan Healthcare Conference on January 8, 2007, Mr. Robert Holster, Chairman and Chief Executive Officer of HMS Holdings Corp. (the Company), announced that the Company is revising both 2006 and 2007 adjusted EBITDA guidance. The Company has increased 2006 adjusted EBITDA guidance to $19 million from $15 million and has increased 2007 adjusted EBITDA guidance from $30 million to $34 million. A PowerPoint presentation from the JPMorgan Healthcare Conference is furnished as Exhibit 99.1 hereto. The exhibit is incorporated herein by reference.

          The information (including Exhibit 99.1 furnished herewith) in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

          The PowerPoint presentation referenced in Item 2.02 is furnished pursuant to Item 7.01 as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits:

          This exhibit is furnished pursuant to Items 2.02 and 7.01 hereof and should not be deemed to be “filed” under the Exchange Act.

Exhibit No.	Exhibit Description
99.1	PowerPoint presentation from JPMorgan Healthcare Conference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2007

HMS HOLDINGS CORP.
	By:	/s/ Thomas G. Archbold Thomas G. Archbold Chief Financial Officer (Principal Financial Officer and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	PowerPoint presentation from JPMorgan Healthcare Conference